UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 19, 2007

USEC Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-14287	52-2107911
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2 Democracy Center, 6903 Rockledge Drive, Bethesda, Maryland		20817
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(301) 564-3200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Principal Accounting Officer

Effective on January 19, 2007, J. Tracy Mey was appointed Controller and Chief Accounting Officer of USEC Inc. (the "Company" or "USEC"). In this role, he will serve as the Company’s principal accounting officer. Previously, the function of principal accounting officer was performed by John C. Barpoulis, Senior Vice President, Chief Financial Officer and Treasurer, who will continue to oversee all financial matters related to the Company as the Company's principal financial officer.

Mr. Mey, age 46, has served as Controller since June 2005 when Mr. Mey joined USEC. Prior to joining USEC, Mr. Mey was Controller and Chief Accounting Officer of Power Services Company, a national energy company and former subsidiary of PG&E Corporation, from June 2004 to May 2005, and previously was Corporate Controller of Power Services Company since 1994.

In connection with Mr. Mey’s appointment, Mr. Mey will be entitled to participate in a non-qualified 401(k) restoration plan that is designed to provide benefits that would be provided under the Company’s tax-qualified 401(k) plan but for certain limitations on the contributions that can be provided annually under the tax-qualified 401(k) plan base salary. In addition, Mr. Mey’s change in control agreement with the Company will be revised to increase his severance from 100% to 150% of his current base salary plus the average of his bonus for the most recent three years if the Company terminates his employment for any reason other than cause, or if Mr. Mey terminates his employment for good reason, following a change in control of the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number--Description

99.1--Press release, dated January 24, 2007, issued by USEC Inc. announcing the election of J. Tracy Mey.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USEC Inc.

January 25, 2007	By:	/s/ John C. Barpoulis

Name: John C. Barpoulis
Title: Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)

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Exhibit Index

Exhibit No.	Description

99.1	Press release, dated January 24, 2007, issued by USEC Inc. announcing the election of J. Tracy Mey.